Exhibit 99.1

Third Harmonic Bio Appoints Geoff McDonough, M.D., to its Board of Directors

SAN FRANCISCO, CA, March 28, 2024 (GLOBE NEWSWIRE) — Third Harmonic Bio, Inc. (Nasdaq: THRD), a biopharmaceutical company focused on advancing the next wave of medicine for inflammatory diseases, today announced the appointment of Geoff McDonough, M.D., to its Board of Directors.

“Geoff is an outstanding addition to our board, bringing broad operational leadership and a depth of clinical and commercial experience that will benefit our work greatly as we advance our lead product candidate, THB335, into clinical trials for chronic spontaneous urticaria,” said Natalie Holles, Chief Executive Officer of Third Harmonic Bio. “Beyond his expertise, Geoff is an excellent cultural fit with our organization, bringing a passion for people development and company building as we advance Third Harmonic Bio as the recognized leader in the field of mast-cell mediated inflammatory diseases.”

Dr. McDonough is currently President and Chief Executive Officer and serves on the Board of Directors of Generation Bio Co. Prior to this role, he served as the President and Chief Executive Officer of Swedish Orphan Biovitrum AB (Sobi) from 2011 to 2017. Before Sobi, he held various senior roles at Genzyme Corporation, including the President of Genzyme Europe and Senior Vice President and General Manager of the global lysosomal storage disease business. Dr. McDonough obtained his M.D. at Harvard Medical School and completed residency training in internal medicine and pediatrics at Massachusetts General Hospital and Boston Children’s Hospital.

“Third Harmonic Bio is poised to enter the clinic with a KIT inhibitor that has the potential to make a positive impact in the lives of patients living with chronic spontaneous urticaria,” said Dr. McDonough. “I am excited to join the exceptional team at Third Harmonic Bio in working to expand the treatment landscape for mast cell disorders.”

About Third Harmonic Bio, Inc.

Third Harmonic Bio is a biopharmaceutical company focused on advancing the next wave of medicine for inflammatory diseases through the development of novel, highly selective, small-molecule inhibitors of KIT, a cell surface receptor that serves as the master regulator of mast cell function and survival. Early clinical studies demonstrate that KIT inhibition has the potential to revolutionize the treatment of a broad range of mast-cell-mediated inflammatory diseases, and that a titratable, oral small molecule inhibitor may provide the optimal therapeutic profile against this target. Third Harmonic Bio’s lead product candidate, THB335, is a titratable, oral small molecule inhibitor expected to enter clinical trials during the second quarter of 2024. For more information, please visit the Third Harmonic Bio website: www.thirdharmonicbio.com.

Forward-Looking Statement

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, the expected timing for clinical activities for THB335. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties, including risks and uncertainties related to Third Harmonic Bio’s cash forecasts, ability to advance its product candidates, the receipt and timing of potential regulatory submissions, designations, approvals and commercialization of product candidates, our ability to protect our intellectual property, the timing and results of preclinical and clinical trials, changes to laws or regulations, market conditions, geopolitical events, and further impacts of pandemics or health epidemics, that could cause actual results to differ materially from what Third Harmonic Bio expects. Further information on potential risk factors that could affect Third Harmonic Bio’s business and its financial results are detailed under the heading “Risk Factors” included in Third Harmonic Bio’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (SEC) on March 26, 2024, and in Third Harmonic Bio’s other filings filed from time to time with the SEC. Third Harmonic Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor and Media Contact:

Lori Murray

lori.murray@thirdharmonicbio.com

Investor & Media Contact:

Lori Murray

lori.murray@thirdharmonicbio.com